As filed with the Securities and Exchange Commission on March 24, 2004

Registration No. 333-70134

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NUVELO, INC.

(Exact name of registrant as specified in its charter)

Nevada	363855489
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

675 Almanor Avenue

Sunnyvale, California 94085

(408) 524-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ted W. Love

President and Chief Executive Officer

Nuvelo, Inc.

675 Almanor Avenue

Sunnyvale, California 94085

(408) 524-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Mendelson, Esq.

LATHAM & WATKINS LLP

135 Commonwealth Drive

Menlo Park, California 94025

(650) 328-4600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.  ☐

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the Securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(c) may determine.

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-70134) (the “Registration Statement”) filed by Nuvelo, Inc., a Nevada corporation (“Nuvelo”) with respect to the registration of shares on behalf of certain selling stockholders of Nuvelo. Nuvelo is filing this Post-Effective Amendment No. 1 to terminate and withdraw the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 24th day of March 2004.

Nuvelo, Inc.

By:	/s/ Ted W. Love
Ted W. Love, M.D. President, Chief Executive Officer and Director

POWER OF ATTORNEY

We, the undersigned officers and directors of Nuvelo, Inc., and each of us, do hereby constitute and appoint each and any of Ted W. Love and Peter S. Garcia, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this registration statement or any registration statement for the same offering that is to be effective upon filing under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date

/s/ Ted W. Love Dr. Ted Love	Chief Executive Officer and Director	March 24, 2004

/s/ Peter S. Garcia Peter S. Garcia	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2004

/s/ George B. Rathmann Dr. George B. Rathmann	Chairman of the Board of Directors	March 24, 2004

/s/ Dr. Philippe O. Chambon Dr. Philippe O. Chambon	Director	March 24, 2004

/s/ Mark Perry Mark Perry	Director	March 24, 2004

/s/ Mary K. Pendergast Mary K. Pendergast	Director	March 24, 2004

/s/ Martin A. Vogelbaum Martin A. Vogelbaum	Director	March 24, 2004

/s/ Barry L. Zubrow Barry L. Zubrow	Director	March 24, 2004